Exhibit 99.1

CONTACT:

Jeff Macdonald

Acorda Therapeutics

(914) 347-4300 ext. 232

jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Resubmits New Drug Application for Fampridine-SR for Improvement of Walking Ability in People with Multiple Sclerosis

HAWTHORNE, N.Y., April 23, 2009 — Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced the resubmission of its New Drug Application (NDA) for Fampridine-SR to the U.S. Food and Drug Administration (FDA). Fampridine-SR is a novel therapy being developed to improve walking ability in people with multiple sclerosis (MS).

Acorda received a Refuse to File (RTF) letter for the Fampridine-SR NDA on March 30, 2009, which cited the need to correct “format issues” and requested additional supporting information before the NDA could be accepted for review. Based on subsequent discussions with the FDA, Acorda has resubmitted the Fampridine-SR NDA and believes that all of the Agency’s comments related to the RTF have been addressed.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for spinal cord injury, multiple sclerosis and related nervous system disorders. The Company’s marketed products include Zanaflex Capsules® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including delays in obtaining or failure to obtain FDA approval of Fampridine-SR, the risk of unfavorable results from future studies of Fampridine-SR, Acorda Therapeutics’ ability to successfully market and sell Fampridine-SR, if approved, and Zanaflex Capsules, competition, failure to protect its intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics’ operations, and unfavorable results from its preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.